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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: APRIL 10, 2002
                 Date of Earliest Event Reported: APRIL 1, 2002

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

             0-21317                                 84-1299995
     (Commission File Number)          (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

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ITEM 2. ACQUISITION OF ASSETS.

Effective April 1, 2002, after effecting the one-for-ten reverse stock split described in Item 5 below, Liberty Satellite & Technology, Inc. ("Liberty Satellite") completed a transaction with Liberty Media Corporation ("Liberty Media") whereby Liberty Media contributed certain assets and businesses to Liberty Satellite in exchange for 34 million (post-reverse split) shares of Liberty Satellite Series B common stock. The assets and businesses acquired by Liberty Satellite consist of (i) various entities holding in the aggregate an 89.41% participating common equity interest in Liberty Satellite, LLC ("LSAT LLC"), and (ii) a 100% equity interest in Ascent Entertainment Group, Inc. ("Ascent Entertainment"). The consideration paid by Liberty Satellite in this transaction was the result of negotiations between Liberty Satellite and Liberty Media. Liberty Satellite used shares of its authorized Series B common stock for this transaction.

LSAT LLC is a joint venture formed by Liberty Satellite and Liberty Media that holds and manages interests in a number of entities, and has strategic relationships with other businesses, that are engaged globally in the distribution of Internet data and other content via satellite and related businesses. Prior to the transaction described above, Liberty Satellite held a 10.59% managing common equity interest in LSAT LLC. Ascent Entertainment's primary asset is its 63% common equity interest in On Command Corporation. On Command Corporation provides in-room, on-demand video entertainment and information services to hotels, motels and resorts primarily in the United States.

Mr. Robert R. Bennett, Mr. Gary S. Howard and Mr. William Fitzgerald, all of whom are directors of Liberty Satellite, are executive officers of Liberty Media. Messrs. Bennett and Howard are also directors of Liberty Media.

ITEM 5. OTHER EVENTS.

Effective at 4:31 p.m. Eastern Time on April 1, 2002, Liberty Satellite filed a shareholder-approved charter amendment that effected a one-for-ten reverse stock split of (i) Liberty Satellite's Series A common stock, par value $1.00 per share ("Series A common stock"); and (ii) Liberty Satellite's Series B common stock, par value $1.00 per share ("Series B common stock", the Series A common stock and Series B common stock being collectively referred to as the "common stock"). Pursuant to the reverse stock split, each ten shares of Series A common stock outstanding immediately prior to the effectiveness of the reverse stock split were automatically combined and reclassified as one share of Series A common stock, and each ten shares of Series B common stock outstanding immediately prior to the effectiveness of the reverse stock split were automatically combined and reclassified as one share of Series B common stock. Liberty Satellite will not issue any fractional shares in the reverse stock split but will round down to the nearest whole number the number of combined and reclassified shares of common stock to which each record holder is entitled. Stockholders of Liberty Satellite will be entitled to receive cash payments in lieu of any fractional shares of common stock resulting from the reverse stock split.

The reverse stock split was effective for stockholders of record on April 1, 2002. Liberty Satellite continues to be quoted on the OTC Bulletin Board and the post-reverse stock split shares of Liberty Satellite's Series A common stock and Series B common stock carry the stock symbols LSTTA and LSTTB, respectively. Liberty Satellite's common stock began trading on a post-reverse stock split basis on April 2, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     The required financial statements will be filed by amendment to this Form 8-K by June 15, 2002.

(b)  PRO FORMA FINANCIAL INFORMATION

     The required pro forma financial information will be filed by amendment to this Form 8-K by June 15, 2002.
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(c)  EXHIBITS

     The following exhibits are being filed with this Form 8-K:

     3.5 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Liberty Satellite & Technology, Inc., as filed with the Office of the Secretary of State of the State of Delaware on April 1, 2002, at 4:31 p. m..

     99.1 Press Release of Liberty Satellite & Technology, Inc., dated April 1, 2002, as corrected April 8, 2002.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2002


                                        LIBERTY SATELLITE & TECHNOLOGY, INC.


                                        By: /s/ Kenneth G. Carroll
                                            --------------------------------
                                            Name:  Kenneth G. Carroll
                                            Title: Acting President and
                                                   Chief Financial Officer

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                                  EXHIBIT INDEX

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
EXHIBIT   DESCRIPTION
-------   -----------
  3.5 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Liberty Satellite & Technology, Inc., as filed with the Office of the Secretary of State of the State of Delaware on April 1, 2002, at 4:31 p. m.

 99.1 Press Release of Liberty Satellite & Technology, Inc., dated April 1, 2002, as corrected April 8, 2002.

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